UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 475-2525

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends Item 9.01 of its Current Report on Form 8-K dated December 19, 2008 to provide in its entirety as follows:
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — My InnerView, Inc. and Affiliate
(i)	Independent Auditor’s Report

(ii)	Audited Financial Statements:
Consolidated Balance Sheets as of December 31, 2007 and 2006
Consolidated Statements of Income and Accumulated Deficit for the years ended December 31, 2007 and 2006
Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006
(iii)	Notes to Consolidated Financial Statements

(iv)	Unaudited Interim Financial Statements:
Condensed Consolidated Balance Sheet as of September 30, 2008
Condensed Consolidated Statement of Income for the nine months ended September 30, 2008 and 2007
Condensed Consolidated Statement of Cash Flow for the nine months ended September 30, 2008 and 2007
(v)	Notes to Consolidated Financial Statements

My InnerView, Inc. and Affiliate
Wausau, Wisconsin
Consolidated Financial Statements
Years Ended December 31, 2007 and 2006

My InnerView, Inc. and Affiliate
Consolidated Financial Statements
Years Ended December 31, 2007 and 2006

Independent Auditor’s Report
Board of Directors
My InnerView, Inc.
Wausau, Wisconsin
We have audited the accompanying consolidated balance sheets of My InnerView, Inc. and Affiliate as of December 31, 2007 and 2006, and the related consolidated statements of income and accumulated deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of My InnerView, Inc. and Affiliate’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as Well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of My InnerView, Inc. and Affiliate as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.
Wipfli LLP
May 28, 2008
Wausau, Wisconsin

My InnerView, Inc. and Affiliate
Consolidated Balance Sheets

December 31, 2007 and 2006

	2007	2006

Assets

Current assets:
Cash	$30,015	$102,596
Accounts receivable:
Trade — Less allowance for doubtful accounts of $36,000 in 2007	922,835	422,683
Related party	3,416	—
Deferred income taxes	—	40,000
Prepaid expenses	114,197	47,090

Total current assets	1,070,463	612,369

Furniture and equipment	503,623	172,026
Less — Accumulated depreciation	120,478	68,278

Total furniture and equipment	383,145	103,748

Capitalized development costs	2,432,540	1,576,224
Less — Accumulated amortization	1,424,294	882,923

Total capitalized development costs	1,008,246	693,301

TOTAL ASSETS	$2,461,854	$1,409,418

	2007	2006

Liabilities and Stockholders’ and Members’ Equity

Current liabilities:
Current maturities:
Note payable	$17,492	$—
Capital lease obligations	37,044	—
Line of credit	345,219	—
Accounts payable:
Trade	313,912	168,744
Related party	14,250	—
Deferred revenue	25,167	—
Accrued and other liabilities	342,125	368,044
Accrued income taxes	6,865	27,500
Deferred income taxes	2,000	—

Total current liabilities	1,104,074	564,288

Long-term liabilities:
Note payable	78,329	—
Capital lease obligations	81,312	—
Deferred income taxes	51,000	17,000

Total long-term liabilities	210,641	17,000

Total liabilities	1,314,715	581,288

Minority interest in consolidated affiliate	81,896	—

Stockholders’ and members’ equity (deficit):
Preferred stock — $.01 par value:
Authorized — 1,500,000 Shares
Issued and outstanding —1,490,278 shares	14,903	14,903
Common stock — $.01 par value
Authorized — 19,418,400 shares
Issued and outstanding — 2,300,002 shares	23,000	23,000
Additional paid — in capital	1,379,137	1,379,137
Accumulated deficit	(351,797)	(588,910)

Total stockholders’ and members’ equity	1,065,243	828,130

TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY	$2,461,854	$1,409,418

See accompanying notes to consolidated financial statements.

My InnerView, Inc. and Affiliate
Consolidated Statements of Income and Accumulated Deficit
Years Ended December 31, 2007 and 2006

	2007	2006

Revenue:
Skilled nursing facility	$2,836,235	$2,724,519
Assisted living facility	298,071	277,415
Survey	2,568,892	1,375,907
Other	601,848	23,969

Total revenue	6,305,046	4,401,810

Expenses:
IT development	476,586	407,170
Survey operations	1,025,843	694,579
Research	564,072	399,396
Product support	911,613	440,097
Marketing and strategic relations	1,389,892	788,244
Administration	427,451	626,331
Employee benefits	438,640	290,731
General office	175,059	107,711
Amortization	541,370	398,251
Depreciation	52,200	21,797
Interest	28,475	8,413

Total expenses	6,031,201	4,182,720

Income from operations	273,845	219,090

Other income	—	7,623

Income before provision for income taxes and minority interest	273,845	226,713
Provision for income taxes	95,000	62,500

Income before minority interest	178,845	164,213
Minority interest share of loss of affiliate	58,268	—

Net income	237,113	164,213
Accumulated deficit at beginning	(588,910)	(753,123)

Accumulated deficit at end	$(351,797)	$(588,910)

See accompanying notes to consolidated financial statements.

My InnerView, Inc. and Affiliate
Consolidated Statements of Cash Flows
Years Ended December 31, 2007 and 2006

	2007	2006

Increase (decrease) in cash:
Cash flows from operating activities:
Net income	$237,113	$164,213

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation and amortization	593,570	420,048
Provision (credit) for bad debts	34,979	(2,944)
Provision for deferred income taxes	76,000	35,000
Increase in minority interest in consolidated affiliate	81,896	—
Changes in operating assets and liabilities:
Accounts receivable	(538,547)	(246,617)
Prepaid expenses	(67,107)	(8,051)
Accounts payable	159,418	106,031
Accrued and other liabilities	(21,387)	159,692

Total adjustments	318,822	463,159

Net cash provided by operating activities	555,935	627,372

Net cash flows from investing activities:
Payment for development costs	(856,665)	(472,788)
Payment for purchase of furniture and equipment	(198,584)	(68,715)

Net cash used in investing activities	(1,055,249)	(541,503)

Net cash flows from financing activities:
Increase (decrease) in line of credit	345,219	(100,000)
Principal payments on long-term debt	(4,179)	—
Proceeds from issuance of long-term debt	100,000	—
Payments on capital lease obligations	(14,307)	—

Net cash flows provided by (used in) financing activities	426,733	(100,000)

Net decrease in cash	(72,581)	(14,131)
Cash at beginning	102,596	116,727

Cash at end	$30,015	$102,596

Supplemental cash flow information
Cash paid during the year for interest	$28,475	$8,413
Capital lease obligations entered into for equipment	132,663	—
See accompanying notes to consolidated financial statements.

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 1 Summary of Significant Account Policies
Principal Business Activity
My InnerView, Inc. (MIV) provides evidence-based management services throughout the United States to skilled nursing facilities (SNF), assisted living facilities (ALF), and the senior housing profession. MlV’s three main products are Quality ProfileTM, Risk MonitorTM, and Satisfaction SurveysTM. MIV is a web-based system that enables providers to measure, benchmark, and improve their performance.
My InnerView Center for Applied Leadership, LLC (CAL), which is 55% owned by My InnerView, Inc., provides strategic planning services, including consulting and web-based tools.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of MIV and CAL, which commenced operations January 1, 2007. All significant intercompany accounts and transactions have been eliminated.
Use of Estimates in Preparation of Financial Statements
The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that directly affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.
Management considers critical accounting estimates to be those that require more significant judgments and include the valuation of accounts receivable, including provision for doubtful accounts, future survey cost reserves, and capitalized development costs.

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 1 Summary of Significant Account Policies (Continued)
Stock Compensation
Prior to January 1, 2006, MIV used the intrinsic value method of accounting for its stock option plans. Since the number of options is fixed and the exercise price of the stock options equaled the fair value on the date of grant, no compensation expense was recognized. Effective January 1, 2006, MIV follows the fair value-based method of recognizing expense for options granted subsequent to January 1, 2006 in the income statement for stock-based employee compensation.
Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. The carrying amounts of accounts receivable are reduced by an allowance which reflects management’s best estimate of the amounts that will not be collected. Management provides for probable uncollectible amounts through a charge to operations and a credit to a valuation allowance based on its assessment of historical collection likelihood and the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.
Accounts receivable are recorded in the accompanying consolidated balance sheets net of allowances for doubtful accounts.
Property, Equipment, and Depreciation
Property and equipment are valued at cost and include equipment under leases which have been capitalized. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income. Depreciation is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets or terms of the lease, whichever is required. Estimated useful lives range from ten to fifteen years for leasehold improvements and from three to twenty years for furniture and equipment.

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 1 Summary of Significant Account Policies (Continued)
Capitalized Development Costs and Amortization
Certain development costs are capitalized when incurred. Capitalization of these costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life, and changes in software and hardware technologies.
The amortization of development costs is 36 months.
All other development and support expenditures are charged to expense in the period incurred.
Impairment of Long-Lived Assets
In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, equipment and furniture improvements and capitalized development costs are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets.
Such analyses necessarily involve judgment. MIV evaluated the ongoing value of its long-lived assets as of December 31, 2007, and believes there is no impairment.
Revenue Recognition
Revenue consists primarily of fees for SNFs and ALFs to use MIV’s interactive website, which includes Quality ProfileTM, Risk MonitorTM, and Satisfaction SurveysTM.
Revenue from annual contracts is recognized monthly and billed on a monthly or quarterly basis.
Revenue for customized surveys is recognized as progress is completed.

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 1 Summary of Significant Account Policies (Continued)
Advertising Costs
Advertising costs are expensed as incurred and approximated $174,000 and $110,000 in 2007 and 2006, respectively.
Income Taxes
Deferred income taxes have been provided under the liability method. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense is the result of changes in the deferred tax asset and liability.
Note 2 Line of Credit
MIV has a $500,000 line of credit which is secured by all business assets. At December, 31, 2007, $345,219 was borrowed against the line of credit. There were no borrowings against the line of credit at December 31, 2006. The interest rate is at prime, which was 7.25% as of December 31, 2007, The line of credit is secured by personal guarantees of two stockholders of MIV.
Note 3 Note Payable
In 2007, MIV entered into a note payable which consisted of the following at December 31, 2007:

7.46% note payable, due in monthly installments of $2,007, including interest, with final payment due September 9, 2012	$95,821

Less — Current maturities	17,492

Long-term portion	$78,329

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 4 Income Taxes
The provision for income taxes consisted of the following:

	2007	2006

Current tax expense:
Federal	$9,000	$16,500
State	10,000	11,000

Total current	19,000	27,500

Deferred tax expense:
Federal	50,100	22,300
State	25,900	12,700

Total deferred	76,000	35,000

Total provision for income taxes	$95,000	$62,500

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of MIV’s assets and liabilities. The major temporary differences that give rise to the deferred tax liabilities and assets are depreciation, bonus accruals, and net operating losses.
The total deferred tax assets (liabilities) are as follows:

	2007	2006

Deferred tax assets	$14,000	$40,000
Deferred tax liabilities	(67,000)	(17,000)

Net deferred tax asset (liability)	$(53,000)	$23,000

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 5 Leases
During 2007, MIV entered into various leases for office equipment under capital leases which expire in 2011. In addition, MIV leases various items of equipment and office facilities, expiring during the next three years, which are classified as noncancelable operating leases.
Furniture and equipment includes $132,663 for capital leases, net of $13,067 of accumulated amortization. Lease amortization is included in depreciation expense.
Future minimum payments, by year and in the aggregate, under the capital leases and noncancelable operating leases with initial or remaining terms in excess of one year consisted of the following:

	Capital	Operating
	Leases	Leases

2008	$37,044	$229,906
2009	37,044	206,489
2010	37,044	174,994
2011	30,681	166,069
2012	—	144,881
Thereafter	—	135,817

Total minimum lease payments	141,813	$1,058,156

Amount representing interest	23,457

Present value of future minimum lease payments	118,356
Less — Current maturities	37,044

Long-term obligations under capital leases	$81,312

Total rent expense under all leases totaled $145,159 and $64,957 in 2007 and 2006, respectively.

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 6 Retirement Plan
MIV maintains a qualified cash or deferred compensation plan under section 401 (k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 100% of their salary, subject to the Internal Revenue Service limits. Employees must have attained the age of 21 and have 6 months of employment to participate and be eligible for MIV matching contributions. MIV’s contributions represent 100% of elective deferrals up to 5% and totaled $84,860 and $61,696 for 2007 and 2006, respectively.
Note 7 Stock Compensation
Stock Options
MIV stockholders approved the 2004 Stock Option Plan (the “Plan”), authorizing a total of 691,600 shares of common stock for granting incentive or nonqualified stock options. Stock options are granted at the discretion of the Board of Directors. The Plan terminates in 2014.
On January 1, 2006, MIV adopted Statement of Financial Accounting Standards (SFAS) 123(R), Share Based Payments, which generally requires MIV to recognize the cost of its employee stock option awards in its income statement. The minimum value method previously used by MIV to value its shares is not an acceptable valuation method to record compensation expense under SFAS 123(R). SFAS 123(R) does not require a nonpublic entity to revalue its options granted prior to January 1, 2006, under an acceptable method. MIV has included the pro forma disclosures as if MIV had applied the fair value recognition provisions of SFAS 123(R). No options have been issued since January 1, 2006. Accordingly, no stock compensation expense was recognized by MIV in 2007 and 2006.
There were no stock options granted in 2007 and 2006, and no options were exercised or expired in 2007 and 2006.
At December 31, 2007 and 2006, 80,000 and 50,000, respectively, of the 90,000 stock options granted in 2005 were exercisable, and 601,600 stock options remained available for grant in accordance with the Plan. All granted options will vest by 2008.

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 7 Stock Compensation (Continued)
Stock Options (Continued)
Had MIV been required to, or elected to, recognize the fair value of the stock options grants over the service period, compensation expense of $3,000 and $5,600, net of tax, would have been recognized in 2007 and 2006, respectively.
Phantom Stock Plan
During 2007, MIV established a Phantom Stock Plan (the “Stock Plan”) providing for up to 1,000,000 phantom share units to be granted to eligible individuals. The Stock Plan entitles the plan participants, upon separation of service with MIV, to receive cash compensation equal to the number of vested phantom shares granted multiplied by the excess of the unit value per share over the initial unit value per share. At December 31, 2007, 440,000 units had been issued of which none were vested. During 2007, no compensation expense was recognized related to this plan because the December 31, 2007 market value per share was less than the initial unit value per share per the Stock Plan.
Warrants
As of December 31, 2007 and 2006, MIV has fully exercisable warrants representing the authorization to purchase 160,000 shares of MIV’s common stock at a purchase price of $1.00. Warrants to purchase 25,000 shares expire in 2009, and warrants to purchase 135,000 shares expire in 2014. No warrants were granted, exercised, or expired in 2007 and 2006.
Note 8 Related-Party Transactions
The UPS Store provided services to MIV at a cost of $59,531 and $32,276 in 2007 and 2006, respectively. The UPS Store is owned by two stockholders and managed by their son. At December 31, 2007 and 2006, MIV owed the UPS Store $2,547 and $2,953, respectively. In addition, the UPS Store owed MIV $3,893 as of December 31, 2006.
MIV purchases consulting services from Alternative Living Solutions totaling $79,480 in 2007. The owner of Alternative Living Solutions is a Board member of MIV. At December 31, 2007, MIV owed Alternative Living Solutions $2,044.

My InnerView, Inc. and Affiliate
Notes to Consolidated Financial Statements
Note 8 Related-Party Transactions (Continued)
MIV provides services to Sun Healthcare Group totaling $100,960 and $74,528 in 2007 and 2006, respectively. The president of Sun Healthcare Group is a Board member of MIV.
Note 9 Major Customers
In 2007, one major customer accounted for 10% of gross revenue aggregating $624,000.
In 2006, one major customer accounted for 14% of gross revenue aggregating $627,000.
Note 10 Concentration of Credit Risk
Financial instruments that potentially subject MIV to possible credit risk consist principally of cash deposits in excess of insured limits. MIV maintains a depository relationship with an area financial institution. Operating cash requirements frequently require that amounts on deposit exceed Federal Depository Insurance Corporation limits. Management believes this financial institution has a strong credit rating and that credit risk related to these deposits is minimal. At December 31, 2007, MIV exceeded the insured limits by approximately $21,000.
Note 11 Reclassifications
Certain reclassifications have been made to the 2006 consolidated financial statements to conform to the 2007 classifications.

INTERIM FINANCIAL STATEMENTS
Basis of Presentation
The unaudited interim condensed financial statements of My InnerView, Inc. and Affilate have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position at September 30, 2008 and the results of operations and its cash flows for the nine months in the periods ended September 30, 2008 and 2007. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. Results of operations for the interim period are not necessarily indicative of those to be achieved for the full fiscal year. These condensed consolidated financial statements should be read in conjunction with the audited financial statements included herein for the years ended December 31, 2007 and 2006.

My InnerView, Inc. and Affiliate
Interim Financial Statements
Unaudited Condensed Consolidated Balance Sheet

September 30, 2008

(unaudited)
Assets

Current assets
Cash and cash equivalents	$49,047
Trade accounts receivable, net	1,160,218
Prepaid expenses and other	184,843

Total current assets	1,394,108

Property and equipment, net	442,569
Intangible assets, net	854,723
Other long term assets	29,656

Total assets	$2,721,056

Liabilities and Stockholders’ Equity

Current liabilities
Current portion of notes payable	$388,920
Accounts payable	224,982
Accrued wages, bonus and profit sharing	87,599
Accrued expenses	298,238
Billings in excess of revenues earned	501,836

Total current liabilities	1,501,575

Notes payable, net of current portion	64,102
Deferred income taxes	53,000

Total liabilities	1,618,677

Stockholders’ equity	1,102,379

Total liabilities and stockholders’ equity	$2,721,056

My InnerView, Inc. and Affiliate
Interim Financial Statements
Unaudited Condensed Consolidated Income Statements
For the nine months ended September 30, 2008 and 2007

	2008	2007
	(unaudited)	(unaudited)

Revenue	$5,114,190	$4,168,999

Operating expenses
Direct expenses	2,404,133	1,222,032
Selling, general and administrative	2,061,876	2,433,093
Depreciation and amortization	559,769	387,727

Total operating expenses	5,025,778	4,042,852

Operating income	88,412	126,147

Other income (expense), net	(33,226)	(18,931)

Income before income taxes	55,186	107,216

Income tax expense	18,000	46,000

Net income	$37,186	$61,216

My InnerView, Inc. and Affiliate
Interim Financial Statements
Unaudited Condensed Statement of Cash Flows
For the nine months ended September 30, 2008 and 2007

	2008	2007
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$37,186	$61,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	68,519	27,727
Amortization	491,250	360,000
Changes in assets and liabilities
Accounts receivable	(348,890)	(263,779)
Prepaid expenses and other	21,292	(70,669)
Accounts payable and accrued expenses	439,314	210,129

Net cash provided by operating activities	708,671	324,624

Cash used in investing activities	(611,764)	(966,633)

Cash used in financing activities	(77,875)	594,183

Net increase in cash	19,032	(47,826)

Cash at beginning of period	30,015	102,596

Cash at end of period	$49,047	$54,770

Supplemental disclosure of cash flow information — interest paid	$62,610	$18,542
income taxes paid	46,790	26,500

(b)	Pro Forma Financial Information.
PRO FORMA FINANCIAL STATEMENTS
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEETS AND INCOME STATEMENTS
Basis of Presentation
YEAR ENDED DECEMBER 31, 2007 AND NINE MONTHS ENDED SEPTEMBER 30, 2008
The accompanying pro forma condensed consolidated balance sheet as of September 30, 2008, is derived from the unaudited condensed consolidated balance sheet of National Research Corporation (NRC) and the unaudited condensed consolidated balance sheet of My InnerView, Inc. and Affiliate (MIV) contained elsewhere in this filing. The adjustments to the pro forma condensed consolidated balance sheet have been determined as if the acquisition of MIV occurred on September 30, 2008.
The accompanying pro forma condensed consolidated income statements for the year ended December 31, 2007, and for the nine months ended September 30, 2008, have been derived from NRC’s audited historical consolidated statement of income for the year ended December 31, 2007, NRC’s unaudited historical consolidated statement of income for the nine months ended September 30, 2008, MIV’s audited historical consolidated statement of income for the year ended December 31, 2007 (included elsewhere in this filing) and MIV’s unaudited condensed consolidated income statement for the nine months ended September 30, 2008 (included elsewhere in this filing). The adjustments to the accompanying pro forma condensed consolidated income statements give effect to the acquisition of MIV as if the transaction occurred as of the first day of the financial periods presented.

National Research Corporation
Pro Forma Condensed Consolidated Balance Sheet
September 30, 2008 (Unaudited)

						Pro Forma
	National	My	Pro Forma			National
	Research	InnerView,	Adjust-	Note		Research
	Corporation	Inc.	ments	Ref.		Corporation
Assets

Current assets
Cash & cash equivalents	$677,108	$49,047				$726,155
Investments in marketable securities	237	—				237
Trade accounts receivable, net	9,442,141	1,160,218				10,602,359
Unbilled revenue	696,625	16,965				713,590
Prepaid expenses and other	1,003,389	145,953				1,149,342
Income taxes recoverable	54,987	21,925				76,912
Deferred income taxes	79,315					79,315

Total current assets	11,953,802	1,394,108				13,347,910
Property and equipment, net	12,595,334	442,569	$308,207	2	(a)	13,346,110
Goodwill, net	30,882,292		8,039,638	2	(b)	38,921,930
Intangible assets, net	5,272,169	854,723	1,704,491	2	(b)	7,831,383
Other long term assets	60,205	29,656				294,573

Total assets	$60,763,802	$2,721,056	$10,025,336			$73,537,194

Liabilities and Shareholders’ Equity

Current Liabilities
Current portion of notes payable	$239,292	$388,920	$3,047,498	2	(d)	$3,675,710
Accounts payable	1,041,326	224,982				1,266,308
Accrued wages	1,457,492	87,599				1,545,091
Accrued expenses	1,109,123	298,238				1407,361
Billings in excess of revenue earned	14,970,332	501,836				15,472,168

Total current liabilities	18,817,565	1,501,575	3,047,498			23,366,638
Notes payable, net of current portion	—	64,102	8,311,929	2	(d)	8,376,031
Deferred income taxes	2,338,900	53,000	(204,712)	2	(c)	2,391,900

Total liabilities	21,156,465	1,618,677	11,154,715			33,929,857
Shareholders’ equity
Common and preferred stock	7,949	37,903	(37,903)	2	(e)	7,949
Additional paid in capital	25,807,413	1,379,137	(1,379,137)	2	(e)	25,807,413
Retained earnings	32,711,673	(314,661)	314,661	2	(e)	32,711,673
Cumulative translation adjustment	694,140					694,140
Treasury stock, at cost	(19,613,838)					(19,613,838)

Total shareholders’ equity	39,607,337	1,102,379	(1,102,379)			39,607,337

Total liabilities and shareholders’ equity	$60,763,802	$2,721,056	$10,052,336			$73,537,194

See accompanying notes to audited and pro forma condensed consolidated financial statements.

National Research Corporation
Pro Forma Condensed Consolidated Income Statement
Year ended December 31, 2007 (Unaudited)

	National	My			Pro Forma
	Research	InnerView,	Pro Forma		National
	Corporation	Inc.	Adjust-	Note	Research
	Total	Total	ments	Ref.	Corporation

Revenues	$48,922,884	$6,305,046			$55,228,290

Operating expenses
Direct expenses	21,801,039	3,445,229			25,246,268
Selling, general and administrative	13,173,431	1,992,402			15,165,833
Depreciation and amortization	2,582,866	593,570	$196,863	3	3,373,299

Total operating expenses	37,557,336	6,031,201	196,863		43,785,400

Operating income	11,365,548	273,845	(196,863)		11,442,530

Other income (expense), net	(248,164)	(58,268)	(538,759)	4	(845,186)

Income before income taxes	11,117,384	332,113	(735,622)		10,713,875

Income Tax expense	4,278,372	95,000	(245,390)	5	4,127,982

Net income	$6,839,012	$237,113	$(490,232)		$6,585,893

Pro forma net income per share
Basic	$1.00				$0.96
Diluted	$0.98				$0.94

Weighted common shares and common shares equivalents
Basic	6,849,717				6,849,717
Diluted	7,011,271				7,011,271
See accompanying notes to audited and pro forma condensed consolidated financial statements.

National Research Corporation
Pro Forma Condensed Consolidated Income Statement
For the nine months ended September 30, 2008

					Pro Forma
	National	My	Pro Forma		National
	Research	InnerView,	Adjust-	Note	Research
	Corporation	Inc.	ments	Ref.	Corporation

Revenues	$38,823,616	$5,114,190			$43,937,806

Operating expenses
Direct expenses	17,844,682	2,404,133			20,248,815
Selling, general and administrative	9,960,160	2,061,876			12,022,036
Depreciation and amortization	2,003,080	559,769	122,922	3	2,685,771

Total operating expenses	29,807,922	5,025,778	122,922		34,956,622

Operating income	9,015,694	88,412	(122,922)		8,981,184

Other income (expense), net	(75,922)	(33,226)	(382,952)	4	(492,100)

Income before income taxes	8,939,772	55,186	(505,874)		8,489,084

Income tax expense	3,389,925	18,000	(166,622)	5	3,241,303

Net income	$5,549,847	$37,186	$(339,252)		$5,247,781

Pro forma net income per share
Basic	$0.83				$0.78
Diluted	$0.81				$0.77

Weighted common shares and common shares equivalents
Basic	6,699,493				6,699,493
Diluted	6,845,447				6,845,447
See accompanying notes to audited and pro forma condensed consolidated financial statements.

NATIONAL RESEARCH CORPORATION
Notes to Pro Forma Condensed Consolidated Financial Statements
December 31, 2007 and September 30, 2008
(1)	Acquisition of My InnerView, Inc.

Effective December 19, 2008, National Research Corporation (NRC) acquired My InnerView, Inc. and Affiliate (MIV) through a merger. Consideration paid by NRC at closing included a payment of cash of $11,500,000 and $440,183 of direct expenses capitalized as purchase price. The merger agreement under which NRC acquired MIV provided for contingent earn-out payments not included in the discussion of purchase price below.

(2)	Allocation of Purchase Price

The preliminary allocation of purchase price is based upon management’s best estimate of the fair values of identifiable assets and liabilities of MIV at the date of acquisition. Adjustment to the pro forma condensed consolidated balance sheet resulting from the net consideration of $11,500,000 and $440,183 of direct expenses capitalized as purchase price issued in the acquisition of MIV is as follows:

(a)	Property and Equipment

An adjustment of $308,207 has been made to record fixed assets acquired for MIV to their estimated fair value of $750,776.

(b)	Intangible Assets and Goodwill

Adjustments of $8,039,638 and $1,704,491 have been made to record goodwill and intangible assets consisting of the following items for MIV to their estimated fair value of $10,745,041.

	Fair Value	Estimated Useful Life
Customer relationships	$2,559,214	13 years
Goodwill	8,039,638	N/A

Total	$10,745,041

(c)	Deferred Taxes

An adjustment of $204,712 has been made to record deferred tax on the adjusted value of the property and equipment and the customer relationships.

(d)	Notes Payable

An adjustment has been made to include the new NRC notes payable issued on the date of the acquisition in the amount of $11,359,427 of which $3,047,498 is the current portion and $8,311,929 is the non-current portion.

(e)	Stockholders’ Equity

An adjustment of $1,102,379 has been made to eliminate the net assets of MIV in consolidation, consisting of ($37,903) to common and preferred stock, ($1,379,137) to additional paid in capital and $314,661 to accumulated deficit.

(3)	Depreciation and Amortization

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2007, and for the nine months ended September 30, 2008, adjustments have been made to give effect to amortization of intangible assets acquired. The depreciation and amortization adjustments were $196,863 and $122,922 for the year ended December 31, 2007, and for the nine months ended September 30, 2008, respectively.

(4)	Pro Forma Interest Expense

For the purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008, adjustments have been made to give effect to interest expense on the acquisition debt in the amounts of $538,759 and $382,952 for the year ended December 31, 2007 and for the nine months ended September 30, 2008, respectively. The effective interest rate is 5.2% for $9,000,000 and 2.75% for the balance of the debt.

(5)	Income Tax Expense

For purposes of the pro forma condensed consolidated statements of operation for the year ended December 31, 2007 and for the nine months ended September 30, 2008, adjustments of $245,390 and $166,622, respectively, have been made to record income tax benefits for tax effects of the foregoing adjustments to depreciation, amortization and interest expense at the effective rate of 38%.

(c)	Not applicable.

(d)	Exhibits.
The following exhibits are being filed herewith
(4.1)	Installment or Single Payment Note, dated as of December 19, 2008, from National Research Corporation to U.S. Bank National Association.*

(4.2)	Addendum, dated December 19, 2008, to the Revolving Credit Agreement, dated May 26, 2006, by and between National Research Corporation and U.S. Bank National Association.*

(23.1)	Consent of WIPFLi LLP

(99.1)	Press Release of National Research Corporation, dated December 19, 2008.*

*	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 9, 2009

NATIONAL RESEARCH CORPORATION
By:	/s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief Financial Officer

NATIONAL RESEARCH CORPORATION
Exhibit Index to Amendment No. 1 to Current Report on Form 8-K
Dated December 19, 2008

Exhibit
Number

(4.1)	Installment or Single Payment Note, dated as of December 19, 2008, from National Research Corporation to U.S. Bank National Association.*

(4.2)	Addendum, dated December 19, 2008, to the Revolving Credit Agreement, dated May 26, 2006, by and between National Research Corporation and U.S. Bank National Association.*

(23.1)	Consent of WIPFLi LLP

(99.1)	Press Release of National Research Corporation, dated December 19, 2008.*

*	Previously filed.